                                                                     EXHIBIT 4.2



                       RECOGNITION EQUIPMENT INCORPORATED

                                      AND


                      MBANK DALLAS, NATIONAL ASSOCIATION,
                                                     as Trustee



                                   INDENTURE

                           Dated as of April 3, 1986



                                  $51,750,000

              7 1/4% Convertible Subordinated Debentures Due 2011

                              TABLE OF CONTENTS/*/


                                   ARTICLE I

            Definitions AND OTHER PROVISIONS OF GENERAL APPLICATIOn

                                                        PAGE
                                                        ----
SECTION  1.01. Definitions..............................  1
               "This Indenture" and certain other terms   1
               "Act"...................................   2
               "Affiliate".............................   2
               "Authorized Newspaper"..................   2
               "Board of Directors"....................   2
               "Board Resolution"......................   2
               "Business day"..........................   3
               "Common Stock"..........................   3
               "Commission.............................   3
               "Company................................   3
               "Company Request", "Company Order" and
                 "Company Consent......................   3
               "Current Market Price...................   3
               "Debentureholder", "Registered Holder"
                 or "Holder"...........................   4
               "Debenture Register" and
               "Debenture Registrar"...................   4
               "Event of Default"......................   4
               "indebtedness"..........................   4
               "Independent"...........................   4
               "Interest Payment Date".................   4
               "Maturity...............................   4
               "Officers' Certificate..................   4
               "Opinion of Counsel"....................   5
               "Outstanding"...........................   5
               "Paying Agent"..........................   5
               "Person"................................   6
               "Place of Payment"......................   6
               "Predecessor Debentures"................   6
               "Redemption Date".......................   6
               "Redemption Price"......................   6
               "Regular Record Date"...................   6
               "Responsible Officer....................   6
               "Senior Indebtedness....................   6
               "Special Record Date"...................   7


---------------
/*/The Table of Contents is not part of the Indenture.

                                                        PAGE
                                                        ----

               "Stated Maturity".......................   7
               "Subsidiary.............................   8
               "Trustee"...............................   8
               "Trust Indenture Act" or "TIA"..........   8
SECTION  1.02. Compliance Certificates and Opinions....   8
SECTION  1.03. Form of Documents Delivered to Trustee..   9
SECTION  1.04. Acts of Debentureholders................  10
SECTION  1.05. Notices, etc., to Trustee and Company...  11
SECTION  1.06. Notices to Debentureholders; Waiver.....  11
SECTION  1.07. Conflict with Trust Indenture Act.......  12
SECTION  1.08. Effect of Headings and Table of Contents  12
SECTION  1.09. Successors and Assigns..................  12
SECTION  1.10. Separability Clause.....................  12
SECTION  1.11. Benefits of Indenture...................  13
SECTION  1.12. Governing Law...........................  13
SECTION  1.13. Rules by Trustee and Agents.............  13
SECTION  1.14. Non-Business Days.......................  13


                                   ARTICLE II

                               FORM OF DEBENTURE

SECTION  2.01. Form Generally..........................  13
SECTION  2.02. Form of Debenture.......................  14

                                  ARTICLE III

                                 THE DEBENTURES

SECTION  3.01. Title and Terms.........................  21
SECTION  3.02. Denominations...........................  23
SECTION  3.03. Execution, Authentication and Delivery..  23
SECTION  3.04. Temporary Debentures....................  23
SECTION  3.05. Registration, Registration of
               Transfer and Exchange...................  24
SECTION  3.06. Mutilated, Lost, Destroyed or
               Wrongfully Taken Debentures.............  25
SECTION  3.07. Payment of Interest;
               Interest Rights Preserved...............  26
SECTION  3.08. Persons Deemed Owners...................  28
SECTION  3.09. Cancellation............................  28
SECTION  3.10. Authentication and Delivery of
               Original Issue..........................  28

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION  4.01. Satisfaction and Discharge of Indenture.  29
SECTION  4.02. Application of Trust Money..............  30

                                   ARTICLE V

                                    REMEDIES

                                                        PAGE
                                                        ----

SECTION  5.01. Events of Default.......................  31
SECTION  5.02. Acceleration of Maturity;
               Rescission and Annulment................  32
SECTION  5.03. Collection of Indebtedness and
                 Suits for Enforcement by Trustee......  33
SECTION  5.04. Trustee May File Proofs of Claim........  34
SECTION  5.05. Trustee May Enforce Claims
               Without Possession of Debentures........  35
SECTION  5.06. Application of Money Collected..........  35
SECTION  5.07. Limitation on Suits.....................  36
SECTION  5.08. Unconditional Right of Debentureholders
               to Receive Principal, Premium and
               Interest and to Convert.................  37
SECTION  5.09. Restoration of Rights and Remedies......  37
SECTION  5.10. Rights and Remedies Cumulative..........  37
SECTION  5.11. Delay or Omission Not Waiver............  37
SECTION  5.12. Control by Debentureholders.............  38
SECTION  5.13. Waiver of Past Defaults.................  38
SECTION  5.14. Undertaking for Costs...................  38
SECTION  5.15. Waiver of Stay or Extension Laws........  39


                                   ARTICLE VI

                                  THE TRUSTEE

SECTION  6.01. Certain Duties and Responsibilities.....  39
SECTION  6.02. Notice of Default.......................  41
SECTION  6.03. Certain Rights of Trustee...............  41
SECTION  6.04. No Responsibility for Recitals or
               Issuance of Debenture...................  43
SECTION  6.05. May Hold Debentures.....................  43
SECTION  6.06. Money Held in Trust.....................  43
SECTION  6.07. Compensation and Reimbursement..........  43
SECTION  6.08. Disqualification; Conflicting Interests.  44
SECTION  6.09. Corporate Trustee Required; Eligibility.  51
SECTION  6.10. Resignation and Removal;
                 Appointment of Successor..............  51
SECTION  6.11. Acceptance of Appointment by Successor..  53
SECTION  6.12. Merger, Conversion, Consolidation or
               Succession to Business of Trustee.......  53
SECTION  6.13. Limitation on Rights of Trustee as
                 Creditor..............................  54

                                  ARTICLE VII

                     DEBENTUREHOLDERS' LIST AND REPORTS BY
                              TRUSTEE AND COMPANY

                                                        PAGE
                                                        ----

SECTION  7.01. Company to Furnish Trustee Names and
                 Addresses of Debentureholders.........  58
SECTION  7.02. Preservation of Information;
               Communications to Debentureholders......  59
SECTION  7.03. Reports by Trustee......................  60
SECTION  7.04. Reports by Company......................  62

                                  ARTICLE VIII

                 CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION  8.01. Company May Consolidate, etc.,
                 Only on Certain Terms.................  63
SECTION  8.02. Successor Corporation Substituted.......  64

                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES

SECTION  9.01. Supplemental Indentures Without
                 Consent of Debentureholders...........  64
SECTION  9.02. Supplemental Indentures With
               Consent of Debentureholders.............  65
SECTION  9.03. Execution of Supplemental Indentures....  66
SECTION  9.04. Effect of Supplemental Indentures.......  66
SECTION  9.05. Conformity with Trust Indenture Act.....  66
SECTION  9.06. Reference in Debentures to
               Supplemental Indentures.................  67
SECTION  9.07. Modification of Subordination Provisions  67


                                   ARTICLE X

                                   COVENANTS
SECTION 10.01. Payment of Principal, Premium and
                 Interest..............................  67
SECTION 10.02. Maintenance of Office or Agency.........  67
SECTION 10.03. Money for Debenture Payments to be
                 Held in Trust.........................  68
SECTION  10.04. Statement as to Compliance.............  69

                                   ARTICLE XI

                     REDEMPTION OF DEBENTURES; SINKING FUND

                                                          PAGE
                                                          ----

SECTION 11.01. Right of Redemption; Sinking Fund.........  70
SECTION 11.02. Applicability of Article..................  72
SECTION 11.03. Election to Redeem; Notice to Trustee.....  72
SECTION 11.04. Selection by Trustee of Debentures
               to be Redeemed............................  72
SECTION 11.05. Notice of Redemption......................  73
SECTION 11.06. Deposit of Redemption Price...............  73
SECTION 11.07. Debentures Payable on Redemption Date.....  74
SECTION 11.08. Debentures Redeemed in Part...............  74

                                  ARTICLE XII

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

SECTION 12.01. Exemption from Individual Liability.......  75


                                 ARTICLE XIII
                          SUBORDINATION OF DEBENTURES

SECTION 13.01. Agreement of Subordination................  76
SECTION 13.02. Priority of Senior Indebtedness
               on Distribution...........................  76
SECTION 13.03. Subrogation of the Debentures.............  78
SECTION 13.04. No Impairment of Obligation to Pay........  78
SECTION 13.05. No Payment During Defaults on
               Senior Indebtedness.......................  79
SECTION 13.06. Right of Company to Make Payments
               at Any Time...............................  79
SECTION 13.07. Certain Holders of Senior Indebtedness....  80
SECTION 13.08. Trustee to Effectuate Subordination.......  80
SECTION 13.09. Trustee Not Charged with
               Knowledge of Prohibition..................  80
SECTION 13.10. Non-compliance Not to Affect Subordination  81
SECTION 13.11. No Fiduciary Duty of Trustee
               to Holders of Senior Indebtedness.........  82
SECTION 13.12. Parity with 11% Convertible
               Subordinated Debentures...................  82


                                 ARTICLE XIV

                           CONVERSION OF DEBENTURES

SECTION 14.01. Conversion Privilege......................  82
SECTION 14.02. Manner of Exercise of Conversion Privilege  83
SECTION 14.03. Fractional Shares.........................  84
SECTION 14.04. Conversion Price..........................  85
SECTION 14.05. Adjustment of Conversion Price............  85

                                                          PAGE
                                                          ----
SECTION 14.06. Effect of Reclassifications,
               Consolidations, Consolidations, Mergers
               or Sales on Conversion Privilege..........  89
SECTION 14.07. Notice of Certain Events..................  90
SECTION 14.08. Taxes on Conversions......................  91
SECTION 14.09. Company to Reserve Common Stock...........  91
SECTION 14.10. Disclaimer of Responsibility
               for Certain Matters.......................  92
SECTION 14.11. Return of Money Deposited for
               Converted Debentures......................  93
SECTION 14.12. Cancellation of Converted Debentures......  93

TESTIMONIUM..............................................  93
SIGNATURES AND SEALS.....................................  93
ACKNOWLEDGMENTS..........................................  94

                          TABLE SHOWING REFLECTION OF
                         TRUST INDENTURE ACT OF 1939/*/

SECTION                                                         SECTION of
of Act                                                          Indenture
-------                                                         ----------
(S)303(1)...................................................    1.01(4)
      (4)...................................................    6.08(d)(1)
      (5)...................................................    6.08(d)(2)
      (6)...................................................    6.08(d)(6)
     (10)...................................................    1.01
     (12)...................................................    6.08(d)(5)
                                                                6.13(e)
     (13)...................................................    1.01
     (16)...................................................    6.08(d)(4)
                                                                6.08(e)(1)
(S)310(a)(1)................................................    6.09
      (a)(2)................................................    6.09
      (a)(3)................................................    Not Applicable
      (a)(4)................................................    Not Applicable
      (b)...................................................    6.08
                                                                6.10
(S)311(a)...................................................    6.13(a),(b),(c)
                                                                6.13(e)
      (b)...................................................    6.13(d),(e)
      (b)(2)................................................    7.03(a)(2)
                                                                7.03(b)
(S)312(a)...................................................    7.01
                                                                7.02(a)
      (b)...................................................    7.02(b)
      (c)...................................................    7.02(c)
(S)313(a)...................................................    7.03(a)
      (b)...................................................    7.03(b)
      (c)...................................................    7.03(a)
                                                                7.03(b)
      (d)...................................................    7.03(c)
(S)314(a)...................................................    7.04
      (b)...................................................    Not Applicable
      (c)(1)................................................    1.02
      (c)(2)................................................    1.02
      (c)(3)................................................    Not Applicable
      (d)...................................................    Not Applicable
      (e)...................................................    1.02


---------------
/*/This Table is not part of the Indenture.

                          TABLE SHOWING REFLECTION OF
                         TRUST INDENTURE ACT OF 1939/*/


SECTION                                                         SECTION of
of Act                                                          Indenture
-------                                                         ----------
(S)315(a)...................................................    6.01(a)
                                                                6.01(c)
      (b)...................................................    6.02
                                                                7.03(a)(6)
      (c)...................................................    6.01(b)
      (d)...................................................    6.01
      (d)(1)................................................    6.01(a)
      (d)(2)................................................    6.01(c)(2)
      (d)(3)................................................    6.01(c)(3)
      (e)...................................................    5.14
(S)316(a)...................................................    5.02
      (a)(1)(A).............................................    5.02
                                                                5.12
      (a)(1)(B).............................................    5.13
      (a)(2)................................................    Not Applicable
      (b)...................................................    5.08
(S)317(a)(1)................................................    5.03
      (a)(2)................................................    5.04
      (b)...................................................    10.03
(S)318(a)...................................................    1.07

     THIS INDENTURE dated as of April 3, 1986, is made and entered into between Recognition Equipment Incorporated, a Delaware corporation (hereinafter called the "Company"), and MBank Dallas, National Association, as Trustee (hereinafter called the "Trustee").

     The Company has duly authorized the creation of an issue of its 7 1/4% Convertible Subordinated Debentures Due 2011 (hereinafter called the "Debentures") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Debentures, when executed and issued by the Company and authenticated and delivered by the Trustee hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms have been done.


                   Now, THEREFORE, THIS INDENTURE WITNESSETH:


     For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other party and for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                                   ARTICLE I

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


SECTION 1.01. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the term "this Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof;

          (2) all references in this instrument to designated "Articles," "SECTIONS" and other subdivisions are to the designated Articles, SECTIONS and other subdivisions of this Indenture. The words "herein",

     "hereof", and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, SECTION or other subdivision;

          (3) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (4) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

          (5) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

     Certain terms, used principally in Article VI and Article XIV, are defined in those Articles.

     "Act" when used with respect to any Debentureholder has the meaning specified in SECTION 1.04.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition ''control'' when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authorized Newspaper" means a newspaper of general circulation in New York, New York, printed in the English language and customarily published on each Business day, whether or not published on Saturdays, Sundays or holidays.

     "Board of Directors" means either the Board of Directors of the Company or the Executive Committee of that Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business day" means each day which is neither a Saturday, Sunday nor other day on which banking institutions in the pertinent Place of Payment are authorized or required by law to remain closed.

     "Common Stock" means the Common Stock, $.25 par value per share, of the Company, as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "Company" means the corporation named as the "Company" in the first paragraph of this instrument, until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company Request", "Company Order" and "Company Consent" mean, respectively, a written request, order or consent signed in the name of the Company by its Chairman of the Board, President, a Senior Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, and Assistant Controller, Secretary, or an Assistant Secretary, and delivered to the Trustee.

     "Current Market Price" when used with reference to the Common Stock means the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price as finally reported in the New York Stock Exchange Composite Tape for such day (or if the Common Stock is not then listed on that Exchange in such other transactions reports as may be designated by the Board of Directors of the Company for the purpose here of) or, if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations or, if no such quotations are available, the fair market price as determined by the Company which determination shall be conclusive and shall be described in an Officers' Certificate.

     "Debentureholder", "Registered Holder" or "Holder" when used with respect to any Debenture means the Person in whose name such Debenture is registered on the Debenture Register.

     "Debenture Register" and "Debenture Registrar" have the respective meanings specified in SECTION 3.05.

     "Event of Default" has the meaning specified in Article V.

     "indebtedness" of a corporation means any and all obligations which in accordance with generally accepted accounting principles would be included on the liabilities side of a balance sheet of such corporation on the date as of which indebtedness is to be determined.

     "Independent" when used with respect to any specified Person means such a Person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Debentures or in any Affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

     "Interest Payment Date" means the Stated Maturity of an instalment of interest on the Debentures.

     "Maturity" when used with respect to any Debenture means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, a Senior Vice President or a Vice President, and by the Treasurer, an Assistant Treasurer, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company, and who shall be acceptable to the Trustee.

     "Outstanding" when used with respect to Debentures means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

          (i) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Debentures, provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provIsion therefor satisfactory to the Trustee has been made; and

          (iii) Debentures in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture;


provided, however, that in determining whether the Holders of the requisite principal amount of Debentures Outstanding have given any request, demand, authentication, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authentication, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith 'hay be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debentures on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment" means a city or any political subdivision thereof designated as such in SECTION 3.01.

     "Predecessor Debentures" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and for the purposes of this definition, any Debenture authenticated and delivered under SECTION 3.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

     "Redemption Date" when used with respect to any Debenture to be redeemed means the date fixed for such redemption pursuant to this Indenture.

     "Redemption Price" when used with respect to any Debenture to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified in SECTION 3.01.

     "Responsible Officer" when used with respect to the Trustee means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president or any vice-president (however titled), any trust officer or assistant trust officer of the Trustee customarily performing corporate trust functions.

     "Senior Indebtedness" means (a) the principal of, premium, if any, and interest on (i) indebtedness (other than the Debentures) of the Company for money borrowed evidenced by bonds, notes, debentures or similar obligations, including any guaranty by the Company of any indebtedness for money borrowed of any other person, whether any such indebtedness or guaranty is outstanding on the date of this Indenture or is hereafter created, assumed or incurred, (ii) any obligation of the Company, as lessee or guarantor, to pay rent under a lease of real or personal property, which obligation, in the judgment of the Independent certified public accountants employed by the Company, is required to be capitalized on the balance sheet of the Company in accordance with generally accepted accounting principles, whether outstanding on the date of this Indenture or hereafter incurred, (iii) indebtedness incurred, assumed or guaranteed by the Company (whether outstanding on the date of this Indenture or hereafter created, assumed or incurred) in connection with the acquisition or improvement of any property or asset or the acquisition by the Company or a Subsidiary of any other business, unless, in each case referred to in clauses (i), (ii) and (iii) above, by the terms of the instrument creating or evidencing the indebtedness it is provided that such indebtedness is not Senior Indebtedness with respect to the Debentures or ranks on a parity with the Debentures and is entitled to like rights of subrogation, or is subordinated to, or is otherwise not superior in right of payment to, the Debentures, and (b) any other indebtedness, liability or obligation, contingent or otherwise, of the Company (any such indebtedness, liability or obligation being hereinafter in this definition referred to as an "Obligation"), and any guaranty, endorsement or other contingent obligation in respect of an Obligation of another, which is created, assumed or incurred by the Company after the date of this Indenture and which, when created, assumed or incurred, is specifically designated by the Company as Senior Indebtedness for the purposes here of in the instrument creating or evidencing such Obligation or in the instrument creating or evidencing the Company's liability with respect to the Obligation of another, and (c) any refundings, renewals or extensions of any indebtedness, liability or obligation described in clauses (a) and (b) above; provided, however, that Senior Indebtedness shall not in any case include (i) indebtedness incurred in connection with the purchase of materials or services in the ordinary course of business or indebtedness representing amounts recorded as accounts payable on the books of the Company and (ii) indebtedness of the Company under the Company's 11% Convertible Subordinated Debentures Due February 15, 2006, issued under an Indenture dated as of February 15, 1981, between the Company and First National Bank in Dallas, as Trustee, for which MBank Dallas, National Association, is the successor trustee.

     "Special Record Date" for the payment of any Defaulted Interest (as defined in SECTION 3.07) means the date fixed by the Trustee pursuant to SECTION 3.07.

     "Stated Maturity" when used with respect to any Debenture or any instalment of interest thereon means the date specified in such Debenture as the fixed date on which the principal or such instalment of interest is due and payable.

     "Subsidiary" means any corporation of which at least 50% of the outstanding capital stock or other equity interests having by the terms thereof ordinary voting power to elect at least 50% of the board of directors, managers or trustees of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provision of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Trust Indenture Act" or "TEA" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as otherwise provided in SECTION 9.05.


SECTION 1.02. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including all covenants the compliance with which constitute a condition precedent),if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including all covenants the compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


At the request of the Trustee, any such certificate or opinion shall specifically address any particular condition precedent.


SECTION 1.03. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, or, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, Independent public accountants, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such Counsel knows, or in the exercise or reasonable care should know, that the certificate or opinion or representation with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 1.04. Acts of Debentureholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Debentureholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Debentureholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Debentureholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to SECTION 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this SECTION.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by (i) the affidavit of a witness of such execution or by (ii) the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Debentures shall be proved by the Debenture Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debenture shall bind the Holder of every Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance there on, whether or not notation of such action is made upon such Debenture.


SECTION 1.05. Notices, etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Debentureholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Debentureholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal corporate trust office, or

          (2) the Company by the Trustee or by any Debentureholder shall be sufficient for every purpose hereunder if in writing and mailed or delivered, with postage or delivery charges prepaid, to the Company addressed to it, in the case of mailing, at P.O. Box 660204, Dallas, Texas 75266-0204, or, in the case of delivery, at 2701 East Grauwyler Road, Irving, Texas 75061 or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 1.06. Notices to Debentureholders; Waiver.

     Where this Indenture provides for notice to Debentureholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed or delivered, with postage or delivery charges prepaid, to each Debentureholder affected by such-event, at his address as it appears on the Debenture Register, not later than the latest date, and not earlier than the earliest' date, prescribed for the giving of such notice. In any case where notice to Debentureholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Debentureholder shall affect the sufficiency of such notice with respect to other Debentureholders. If a notice or communIcation is mailed or delivered in the manner provided within the time prescribed, it is duly given whether or not a Debentureholder receives such notice or communication. where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Debentureholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. If the Company mails or delivers a notice or communication to Debentureholders, the Company shall mail or deliver a copy of such notice or communication to the Trustee at the same time.

     In case, by reason of the suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impossible to make publication of any notice in an Authorized Newspaper or Authorized Newspapers as required by this Indenture, thee such method of publication or notification as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.


SECTION 1.07. Conflict with Trust Indenture Act.

     If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of TIA, such required provision shall control.

SECTION 1.08. Effect of Headings and Table of Contents.

     The Article and SECTION headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 1.10. Separability Clause.

     In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture.

     Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Debentureholders, any benefit or any legal or equitable right, remedy or claim under this Indenture, other than the rights of the holders of Senior Indebtedness under Article XIII hereof.

SECTION 1.12. Governing Law.

     This Indenture shall be construed in accordance with and governed by the laws of the State of Texas.

SECTION 1.13. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or a meeting of Debentureholders not inconsistent with the provisions here of. The Debenture Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 1.14. Non-Business Days.

     If a payment date is not a Business day at a Place of Payment, payment may be made at the place on the next succeeding Business day, and no interest shall accrue for the intervening period.


                                   ARTICLE II

                               FORM OF DEBENTURE

SECTION 2.01. Form Generally.

     The Debentures and the certificate of authentication shall be in substantially the forms set forth in SECTION 2.02, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their signing of the Debentures.

     The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved or printed borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed or as may be appropriate under the circumstances, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

SECTION 2.02. Form of Debenture.

                          [FORM OF FACE OF DEBENTURE]


     REGISTERED                               REGISTERED

       NUMBER                                 $
                                            SEE REVERSE FOR
                                          CERTAIN DEFINITIONS


                       RECOGNITION EQUIPMENT INCORPORATED

                                   DEBENTURE

     RECOGNITION EQUIPMENT INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to or registered assigns,
the principal sum of                                       Dollars on
April 15, 2011 (herein referred to as the "Stated Maturity" of said principal sum), and to pay interest on said principal sum from April 3, 1986 (herein referred to as the "Accrual Date") until the Stated Maturity thereof at the rate of 7 1/4% per annum, such interest being payable semi-annually on April 15 and October 15 in each year, commencing October 15, 1986 (herein referred to as the "Interest Payment Dates"), with respect to interest accrued on this Debenture from the immediately preceding Interest Payment Date or, in the case of the first Interest Payment Date, from the Accrual Date, to the current Interest Payment Date, to the registered holder of this Debenture at the close of business on the first day of the month immediately preceding such Interest Payment Date (herein referred to as the "Regular Record Date"); provided, however, that if this Debenture or any portion hereof is redeemed by the Company in accordance with the provisions of the Indenture, interest on this Debenture or the portion hereof so redeemed shall only be paid to the applicable Redemption Date. Any instalment of interest which is payable but not paid on an Interest Payment Date shall forthwith cease to be payable to the registered holder hereof on the relevant Regular Record Date and thereafter such interest shall continue to accrue on the principal sum hereof at the rate of 7 1/4% per annum and shall be payable, with respect to interest accrued on this Debenture from the last Interest Payment Date on which an instalment of interest was paid or, if no installments of interest have been paid, from the Accrual Date, to the date such interest is ultimately paid, only to the registered holder of this Debenture on the date fixed by the Trustee therefor. The principal of (and premium, if any) and interest on this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company in the Borough of Manhattan, The City of New York, and at such other offices or agencies as the Company may from time to time designate; provided, that interest may be paid, at the option of the Company, by check mailed to the Person entitled thereto at his address appearing on the Debenture Register. Any interest not punctually paid or duly provided for shall be payable as provided in said Indenture.

     Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     Unless the certificate of authentication here on has been executed by the Trustee by the manual signature of one of its authorized officers, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, RECOGNITION EQUIPMENT INCORPORATED has caused this instrument to be signed in its corporate name by the facsimile signature of its President or one of its Vice Presidents and by its Secretary or an Assistant Secretary by his signature or a facsimile thereof, and a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated ............................

                                        RECOGNITION EQUIPMENT
                                         INCORPORATED

[Seal]

                                        By..............................
                                                     President

Attest:

     By...........................
               Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]
     This is one of the Debentures referred to in the within-mentioned
Indenture.

                                        MBANK DALLAS, NATIONAL ASSOCIATION,
                                                                as Trustee

                                        By..............................
                                                Authorized Signature

                          [FORM OF CONVERSION NOTICE]

                               CONVERSION NOTICE
To Recognition Equipment Incorporated

     The undersigned holder of this Debenture hereby irrevocably exercises the option to convert this Debenture (or portion hereof below designated) into shares of Common Stock of RECOGNITION EQUIPMENT INCORPORATED in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares deliverable upon the conversion, and any Debenture representing the unconverted portion of this Debenture, be registered in the name of and delivered to the undersigned, together with any check in payment for any fractional share, unless a different name has been indicated below. If shares and any Debenture are to be registered in the name of any such other person, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:........................

                                          ..............................
                                                     Signature

                                          ..............................
                                                  Social Security
                                                 or Other Taxpayer
                                               Identification Number

     If shares and any Debenture are to be registered in the name of a person or persons other than the above-signed holder, please print each such person's name and address (including zip code):

 ................................................................................

 ................................................................................

 ................................................................................
Portion to be converted (if less than all): $ ,000.

                         [FORM OF REVERSE OF DEBENTURE]

                       RECOGNITION EQUIPMENT INCORPORATED

               7 1/4% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2011

     This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 7 1/4% Convertible Subordinated Debentures Due 2011 (hereinafter called the "Debentures"), limited, except as provided in the Indenture referred to below, in aggregate principal amount to $51,750,000, issued and to be issued under an indenture dated as of April 3, 1986 (hereinafter called the "Indenture"), between the Company and MBank Dallas, National Association, as Trustee (hereinafter called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered.

     The Debentures may be redeemed, at the option of the Company, as a whole or from time to time in part, on any date prior to Maturity, upon not less than 20 nor more than 60 days' prior notice, given as provided in the Indenture, at the following Redemption Prices, expressed in percentages of the principal amount, together with accrued interest to the Redemption Date:

     If redeemed on or before April 15, 1987: 107.250%; and if redeemed during the 12-month period beginning April 16 of each year indicated below:


               Redemption                   Redemption
     Year        Price          Year          Price
     ----      ----------       ----        ----------
     1987.....  106.525%        1992.......  102.900%
     1988.....  105.800         1993.......  102.175
     1989.....  105.075         1994.......  101.450
     1990.....  104.350         1995.......  100.725
     1991.....  103.625

and thereafter at 100% of the principal amount thereof, plus, in each case, accrued interest to the date fixed for redemption; provided, however, that the Debentures may not be redeemed prior to April 22, 1989, unless, for a period of 20 successive Business days ending within five days of the date of notice of redemption, the Current Market Price for the Common Stock has exceeded 150% of the then effective conversion price of the Debentures.

     The Debentures are also subject to redemption through the operation of the Sinking Fund provided for in the Indenture, on April 15, 1996, and on each April 15 thereafter to and including April 15, 2010, on notice as set forth above, at a Sinking Fund Redemption Price equal to 100% of the principal amount thereof, together with accrued interest to the Redemption Date.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture may be registered for transfer on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency for the Company in the Borough of Manhattan, The City of New York, or at such other office or agency as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only as registered Debentures in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation for registration of transfer of this Debenture the Company, the Trustee and any agent of the Company may treat the Person in whose name this Debenture is registered as the owner here of for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     If an Event of Default, as defined in the Indenture, shall occur, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The indebtedness evidenced by the Debentures is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

     Subject to the provisions of the Indenture, the Holder of this Debenture is entitled, at his option, at any time prior to the close of business on April 15, 2011 (or, if this Debenture or any portion hereof shall be called for redemption on a Redemption Date which is prior to such date and the Company shall not thereafter default in making payment of the Redemption Price, then with respect to this Debenture or such portion hereof, until and including but not later than the close of business on the third Business day immediately preceding the Redemption Date), to convert the principal amount of this Debenture or any portion of such principal amount (which shall be $1,000 or an integral multiple thereof) into fully paid and nonassessable shares of Common Stock, as said shares shall be constituted at the date of conversion, at a conversion price equal to $16.75 aggregate principal amount of this Debenture for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture), by surrender of this Debenture to the Company at its office or agency in the Borough of Manhattan, The City of New York, or at such other office or agency as the Company may from time to time designate accompanied, if required by the Company or Trustee, by proper instruments of transfer. If this Debenture, or any part here of, is surrendered for conver-sion at any time after the Regular Record Date with respect to an Interest Payment Date and before such Interest Payment Date, then (unless the Company is in default in the payment of interest), this Debenture, or any part hereof surrendered for conversion, shall be accompanied by cash in an amount equal to the interest that would have accrued on this Debenture, or any portion hereof surrendered for conversion, from the date of conversion to such Interest Payment Date at the rate of 714% per annum. Subject to the foregoing, no adjustment is to be made on conversion for interest accrued hereon or for dividends on securities issued on conversion. As provided in the Indenture, the conversion price is subject to adjustment in certain events. No fractions of shares or scrip representing fractions of shares will be delivered on conversion, but an adjustment in cash will be made for any fractional interest as provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company with the consent of the Holders of 66%% in aggregate principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer here of or in exchange herefor or in lieu hereof whether or not a notation of such consent or waiver is made upon this Debenture.

     Except with respect to the rights of the holders of Senior Indebtedness set forth in this Debenture and in the Indenture, no reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

     No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue here of, expressly waived and released.

     All the terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                             [FORM OF ASSIGNMENT]


     The form of assignment shall be in a form acceptable to the Company and the Trustee.


                                  ARTICLE III

                                THE DEBENTURES


SECTION 3.01. Title and Terms.

     The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $51,750,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Debentures, as provided herein.

     The Debentures shall be known and designated as the "7%% Convertible Subordinated Debentures Due 2011" of the Company. Their Stated Maturity shall be April 15, 2011, and they shall bear interest as set forth below, payable semi-annually on April 15 and October 15 of each year, at the rate set forth in the preceding sentence, until payment of the principal thereof shall be made or duly provided for.

     Each Debenture shall be dated the date of its authentication and, except as otherwise provided in this SECTION 3.01, shall bear interest, payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1986, from the immediately preceding Interest Payment Date to which interest on the Debenture has been paid or, if no interest has been paid on the Debentures, from April 3, 1986 to the current Interest Payment Date; provided, however, that with respect to any Debenture or portion thereof redeemed by the Company in accordance with Article XI, interest on such Debenture or portion thereof so redeemed shall only be paid to the applicable Redemption Date. Each Debenture authenticated after the Regular Record Date for any Interest Payment Date but prior to such Interest Payment Date shall be dated the date of its authentication but, if there is no existing default in the payment of interest on the Debentures, such Debentures shall bear interest from such Interest Payment Date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on any Interest Payment Date, then all such Debentures shall bear interest from the immediately preceding Interest Payment Date to which interest has been paid, unless no interest has been paid on the Debentures, in which case from April 3, 1986 to the current Interest Payment Date.

     The term "Regular Record Date" as used with respect to a semi-annual Interest Payment Date shall mean the close of business on the April 1 or October 1, as the case may be, next preceding such Interest Payment Date, whether or not such April 1 or October 1 is a Business day.

     The Person in whose name any Debenture is registered at the Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date (unless such Debenture has been called for redemption on a Redemption Date which is prior to such Interest Payment Date) notwithstanding the cancellation of such Debenture upon any registration of transfer or exchange thereof or conversion thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on any Interest Payment Date, such Defaulted Interest shall be paid as provided in SECTION 3.07.

     The principal of (and premium, if any) and interest on the Debentures shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and at such other location as the Company may from time to time designate (each such place being herein called a "Place of Payment"); provided, that interest may be paid, at the option of the Company, by check mailed to the Person entitled thereto at his address last appearing on the Debenture Register.

     The Debentures shall be redeemable, and shall be entitled to the benefit of and be redeemable out of the Sinking Fund, all as provided in Article XI.

     The Debentures shall be subordinated in right of payment to certain other indebtedness of the Company as provided in Article XIII.

     The Debentures shall be convertible into Common Stock as provided in
Article XIV.


SECTION 3.02. Denominations.

     The Debentures shall be issuable as registered Debentures without coupons in the denominations of $1,000 and any integral multiple thereof.


SECTION 3.03. Execution, Authentication and Delivery.

     The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its President, any Senior Vice President or any Vice President in each case under its corporate seal reproduced thereon, with such corporate seal attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

     Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee, and the Trustee shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise.

     No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.


SECTION 3.04. Temporary Debentures.

     Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Debentures may determine, as evidenced by his signing of such Debentures.

     If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchange-able for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company at a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount ~f definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

SECTION 3.05.  Registration, Registration of Transfer and Exchange.

     The Company shall cause to be maintained an office or agency where the Debentures may be presented for transfer or exchange (herein sometimes referred to as the "Debenture Registrar"). The Debenture Registrar may prescribe reasonable regulations for the registration of Debentures and the registration of transfers or exchanges of Debentures. The Debenture Registrar shall keep a register (the "Debenture Register") of the Debentures and of their transfer and exchange. The Trustee is hereby initially appointed "Debenture Registrar" for the purpose of registering Debentures and transfers or exchanges of Debentures as herein provided. The Company may from time to time change the place at which the Debenture Register shall be kept and designate one or more additional successor or other Debenture Registrars.

     Upon surrender for registration of transfer of any Debenture at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount.

     At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receIve.

     All Debentures issued in exchange for or upon transfer of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered for such exchange or transfer.

     Every Debenture presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Debenture Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge to the Debentureholders shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to SECTION 3.04 or SECTION 9.06 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption hereunder and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part; provided, however, that nothing herein shall be deemed to restrict the right to convert any Debenture or portion thereof at any time in accordance with Article XIV.


SECTION 3.06.  Mutilated, Lost, Destroyed or Wrongfully Taken Debentures.

     If any mutilated Debenture is surrendered to the Trustee, or if the Company and the Trustee receive a claim from a holder that a Debenture has been lost, destroyed or wrongfully taken, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debentures have been acquired by a bona fide purchaser, and if the requirements of the Company and the Trustee are met, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for any such mutilated Debenture or in lieu of any such allegedly lost, destroyed or wrongfully taken Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, allegedly lost, destroyed or wrongfully taken Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

     Upon the issuance of any new Debenture under this SECTION 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Debenture issued pursuant to this SECTION 3.06 in lieu of any allegedly lost, destroyed or wrongfully taken Debenture shall constitute an original additional contractual obligation of the Company, whether or not the allegedly lost, destroyed or wrongfully taken Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

     The provisions of this SECTION 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, allegedly lost, destroyed or wrongfully taken Debentures.


SECTION 3.07. Payment of Interest: Interest Rights Preserved.

     Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered on the Regular Record Date for such interest specified in SECTION 3.01.

     Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called

"Defaulted Interest") shall forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case; as provided in paragraph (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this paragraph (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed or delivered, with postage or delivery charges prepaid, to each Debentureholder at his address as it appears in the Debenture Register not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph (2), such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this SECTION 3.07 each Debenture delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.


SECTION 3.08. Persons Deemed Owners.

     Prior to due presentment for registration of transfer of any Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any), and (subject to SECTION 3.07) interest on, such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09. Cancellation.

     All Debentures surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered here-under which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debenture shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this
SECTION 3.09, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be delivered to the Company.

SECTION 3.10. Authentication and Delivery of Original Issue.

     Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Debentures up to the aggregate principal amount of $51,750,000 may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Company Order, without any further action by the Company; provided, however, that the Company shall not execute or deliver to the Trustee for authentication Debentures in excess of the aggregate principal amount of $45,000,000 except upon exercise of the underwriters' over-allotment option set forth in the Underwriting Agreement dated March 26, 1986 relating to the Debentures.


                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 4.01. Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (except for those surviving obligations specified below), when

     (1)  either

               (A) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been lost, destroyed or wrongfully taken and which have been replaced or paid as provided in SECTION 3.06, and (ii) Debentures for which money for their payment has theretofore been deposited in trust or segregated and held in trust pursuant to the Indenture and thereafter repaid to the Company or discharged from such trust, as provided in SECTION 10.03) have been delivered to the Trustee for cancellation; or

               (B) all such Debentures not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

     and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited irrevocably with the Trustee, as trust finds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debentures which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be, and at the time of such deposit Article XIII does not prevent payment of such Debentures;

          (2) the Company has paid or caused to be paid all other sums payable thereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Moneys deposited pursuant to this SECTION 4.01 are not subject to the subordination provisions of Article XIII if, at the time of such deposit,
Article XIII does not prevent payment of the Debentures.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company under SECTIONS 3.05, 3.06, 6.07, 6.10, 6.11, 10.01, 10.02, 10.03 and Article XIV shall survive until the Debentures are no longer Outstanding, and thereafter the obligations of the Company under SECTION 6.07 and the last paragraph of SECTION 10.03 shall survive.

SECTION 4.02. Application of Trust Money.

     All money deposited with the Trustee pursuant to SECTION 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), a- the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                   ARTICLE V

                                    REMEDIES

SECTION 5.01. Events of Default.

     "Event of Default", wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body or whether or not it shall be occasioned by the provisions of Article XIII):

          (a) default in the due and punctual payment of any interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (b) failure on the part of the Company to duly observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture contained for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Debentures at the time Outstanding; or

          (c) entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (d) institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (e) default in the due and punctual payment of the principal of (and premium, if any, on) any Debenture as and when the same shall become due and payable either at maturity, upon redemption by declaration as authorized by this Indenture, or otherwise; or

          (f) default in making any Sinking Fund Payment (as defined in SECTION 11.01), as and when the same shall become due and payable.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Debentures Outstanding may declare the principal of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Debentureholders), and upon any such declaration such principal shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Debentures Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue installments of interest on all Debentures

               (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures.

               (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Debentures, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of the principal of Debentures which have become due solely by such acceleration, have been cured or waived as provided in SECTION 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if

          (1) default is made in the payment of any instalment of interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustees, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Debentureholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Debentureholders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Debentureholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 6.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition, affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

SECTION 5.05.  Trustee May Enforce Claims Without Possession of Debentures

     All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.


SECTION 5.06.  Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debentures, and the notation thereon of the payment if only partially paid and upon surrender thereof~ff fully paid:

     FIRST: To the payment of all amounts due the Trustee under SECTION 6.07:

     SECOND: Subject to the provisions of Article XIII hereof, to the payment of the amounts then due and unpaid upon the Debentures for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures, for principal (and premium, if any) and interest, respectively; and

     THIRD:  To the payment of the remainder, if any, to the Company.


SECTION 5.07. Limitation on Suits.

     No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more Holders of Debentures shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debentures or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debentures.

SECTION 5.08. Unconditional Right of Debentureholders to Receive Principal, Premium and Interest and to Convert.

     Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to SECTION 3.07) interest on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and the right to convert such Debenture in accordance with Article XIV and such rights shall not be impaired without the consent of such Holder.


SECTION 5.09. Restoration of Rights and Remedies.

     If the Trustee or any Debentureholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Debentureholder, then and in every such case the Company, the Trustee and the Debentureholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Debentureholders shall continue as though no such proceeding had been instituted.


SECTION 5.10. Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shale, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 5.11. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of

Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Debentureholders, as the case may be.


SECTION 5.12. Control by Debentureholders.

     The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) such direction shall not be prejudicial to Holders not joining therein or expose the Trustee to personal liability.


SECTION 5.13. Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Debenture, or

          (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent there on.


SECTION 5.14. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this SECTION 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture on or after the respective Stated Maturities expressed in such Debenture (or in the case of redemption, on or after the Redemption
Date) or for the enforcement of a right to the conversion of any Debenture.


SECTION 5.15. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VI
                                  THE TRUSTEE


SECTION 6.01. Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

          (1) this subsection (c) shall not be construed to limit the effect of subsection (a) of this SECTION 6.01;


          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders under SECTION 5.12 received by the Trustee.

     (d) No provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of paragraphs (a),
(b) and (c) of this SECTION 6.01.


SECTION 6.02. Notice of Default.

     Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Debentureholders, as their names and addresses appear in the Debenture Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debenture or the making of any Sinking Fund payment when due, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Debentureholders; and provided, further, that in the case of any default of the character specified in SECTION 5.01 (b) no such notice to Debentureholders shall be given until at least 60 days after the occurrence thereof. For the purpose of this SECTION 6.02, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.


SECTION 6.03. Certain Rights of Trustee.

     Except as otherwise provided in SECTION 6.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Debentureholders pursuant to this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, direction, consent, order, bond, debenture or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by this Indenture or within its rights and powers hereunder.

SECTION 6.04.  No Responsibility for Recitals or Issuance of Debentures.

     The recitals contained herein and in the Debentures, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.


SECTION 6.05. May Hold Debentures.

     The Trustee, any Paying Agent, Debenture Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to SECTION 6.08 and SECTION 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Debenture Registrar or such other agent.


SECTION 6.06. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


SECTION 6.07. Compensation and Reimbursement.

     The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributa-ble to its negligence or bad faith, all such reimbursements shall be made with interest at the rate borne by the Debentures; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

     The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the Company's payment obligations in this SECTION 6.07, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures.

     When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 5.01(c) or (d) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Federal Bankruptcy Code or any other applicable Federal or state law.


SECTION 6.08. Disqualification; Conflicting Interests.

     (a) If the Trustee has or shall acquire any conflicting interest, as defined in this SECTION 6.08, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article VI.

     (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this SECTION 6.08, the Trustee shall, within ten days after the expiration of such 90-day period, transmit by mail notice of such failure to the Debentureholders as their names and addresses appear in the Debenture Register.

     (c) For the purposes of this SECTION 6.08, the Trustee shall be deemed to have a conflicting interest if

          (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture, provided that there shall be excluded from the operation of this paragraph (1) (A) the Indenture dated as of February 15, 1981 between the Company and First National Bank in Dallas, as Trustee, for which MBank Dallas, National Association, is the successor trustee, pursuant to which the Company's 11% Convertible Subordinated Debentures due February 15, 2006 were issued and (B) any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

               (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the TIA, unless the Commission shall have found and declared by order pursuant to SECTION 305(b) or SECTION 307(c) of the TIA that differences exist between the provisions of this Indenture of the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or

               (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one or more of such other indentures;

          (2) the Trustee or any of its directors or executive officers is an obligor upon the Debentures or an underwriter for the Company;

     (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

     (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee, whether under an indenture or otherwise;

     (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

     (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Debentures issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

     (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

     (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

     (9) the Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of the principal of (or the premium, if any), or interest on, any of the Debentures when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c).

     The specification of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection (c).

     For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

     (d) For the purposes of this SECTION 6.08:

     (1) The term "underwriter" when used with reference to the Company means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

          (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organIzation whether incorporated or unincorporated.

          (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph (3), the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

          (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

          (5) The term "Company" means any obligor upon the Debentures.

          (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

     (e) The percentages of voting securities and other securities specified in this SECTION 6.08 shall be calculated in accordance with the following provIsions:

          (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this SECTION 6.08 (each of whom is referred to as a "person" in this subsection (e)) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

     (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

     (3) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

     (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

          (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

          (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

          (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

          (iv) securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

     (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 6.09. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant, to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this SECTION 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this SECTION 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.


SECTION 6.10. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under SECTION 6.11.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Trustee and to the Company.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with SECTION 6.08(a) after written request therefor by the Company or by any Debentureholder who has been a bona fide Holder of a Debenture for at least six months, or

          (2) the Trustee shall cease to be eligible under SECTION 6.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to SECTION 5.14, any Debentureholder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company by a Board Resolution shall promptly appoint a successor Trustee. If within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Debentureholders and accepted appointment in the manner hereinafter provided, any Debentureholder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing or delivering written notice of such event, with postage or delivery charges prepaid, to the Debentureholders as their names and addresses appear in the Debenture Register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

SECTION 6.11.  Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute and deliver to the Company an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shale, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.


SECTION 6.12. Merger, Conversion, Consolidation, or Succession to Business of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

SECTION 6.13. Limitation of Rights of Trustee as Creditor.

     (a) Except as otherwise expressly provided in this SECTION 6.13, if the Trustee in its individual capacity shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in subsection (e) of this SECTION 6.13, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debentures and the holders of other indenture securities (as defined in subsection (e) of this SECTION 6.13):

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection (a), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composItion thereof, or otherwise, after the beginning of such four months' period, or any amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     Nothing herein contained, however, shall affect the right of the Trustee

          (3) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon,
     (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganIzation pursuant to the Federal Bankruptcy Code or applicable state law;

          (4) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

          (5) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this SECTION 6.13 would occur within four months; or

          (6) to receive payment on any claim referred to in paragraph (4) or
     (5) of this subsection (a), against the release of any property held as security for such claim as provided in paragraph (4) or (5) of this subsection (a), as the case may be, to the extent of the fair value of such property.

     For the purposes of paragraphs (4), (5) and (6) of this subsection (a), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any such paragraphs
(4), (5) and (6) of this subsection (a) is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

     (b) If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Debentureholders and the holders of other indenture securities in such manner that the Trustee, the Debentureholders and the holders of such indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law, the same percentage of their respective claims figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Debenture-holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this subsection (b), with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Debentureholders, and the holders of other indenture securities, in accordance with the provisions of this subsection (b), the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this subsection (b) due consideration in determining the fairness of the distributions to be made to the Trustee and the Debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this subsection (b) as a mathematical formula.

     (c) Any Trustee which has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this SECTION 6.13 as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this SECTION 6.13 if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months' period; and

     (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

     (d) There shall be excluded from the operation of this

SECTION 6.13 a creditor relationship arising from:

          (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Debentureholders as provided in SECTIONS 7.03(a), (b) and (c);

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (e) of this
     SECTION 6.13;

          (5) the ownership of stock or of other securities of a corporation organized under the provisions of SECTION 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptance or obligations which fall within the classification of self-liquidating paper as defined in subsection (e) of this SECTION 6.13.

     (e) For the purposes of this SECTION 6.13 only:

          (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Debentures or upon other indenture securities when and as such principal or interest becomes due and payable.

          (2) The term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this SECTION 6.13, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

          (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale or the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          (5) The term "Company" means any obligor upon the Debentures.

                                  ARTICLE VII

                  DEBENTUREHOLDERS LIST AND REPORTS BY TRUSTEE
                                  AND COMPANY


SECTION 7.01.  Company to Furnish Trustee Names and Addresses of
               Debentureholders.

     The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, not more than 15 days after each Regular Record Date, a list in such form as the Trustee may reasonably require, of the names and addresses of the Debentureholders as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Debenture Registrar, no such list shall be required to be furnished.


SECTION 7.02.  Preservation of Information; Communications to Debentureholders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Debentures contained in the most recent list furnished to it as provided in SECTION 7.01 and the names and addresses of Holders of Debentures received by the Trustee in its capacity as

Debenture Registrar.

     The Trustee may destroy any list furnished to it as provided in SECTION
7.01 upon receipt of a new list so furnished.

     (b) If three or more Holders of Debentures (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof satisfactory to it that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debentures with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with SECTION 7.02(a), or

          (ii) inform such applicants as to the approximate number of Holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee in accordance with SECTION 7.02(a), and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Debentureholder whose name and address appear in the information preserved at the time by the Trustee in accordance with SECTION

7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debentures or would be ill violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Every Holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Debentures in accordance with
SECTION 7.02 (b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under SECTION 7.02 (b).


SECTION 7.03. Reports by Trustee.

     (a) The term "reporting date", as used in this SECTION 7.03 means May 15. Within 60 days after the reporting date in each year, the Trustee shall transmit by mail to all Debentureholders, as their names and addresses appear in the Debenture Register, a brief report dated as of such reporting date with respect to:

          (1) its eligibility under SECTION 6.09 and its qualifications under
     SECTION 6.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said SECTIONS, a written statement to such effect;

          (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the reporting date, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Debentures Outstanding on the reporting date:

          (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debentures) to the Trustee in its individual capacity, on the reporting date, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in SECTION 6.13(b) (2), (3), (4) or (6);

          (4) the property and funds, if any, physically in the possession of the Trustee as such on the reporting date;

          (5) any additional issue of Debentures which the Trustee has not previously reported; and

          (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with SECTION 6.02.

     (b) the Trustee shall transmit by mail to all Debentureholders, as their names and addresses appear in the Debenture Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this SECTION 7.03 (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection (b) except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Debentures Outstanding at such time, such report to be transmitted within 90 days after such time.

     (c) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with each stock exchange upon which the Debentures may be listed and also with the Commission. The Company will notify the Trustee when the Debentures are listed on any stock exchange.


SECTION 7.04. Reports by Company.

     The Company will

          (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may for time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to SECTION 13 or SECTION 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said SECTIONS, it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to SECTION 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (c) transmit by mail to all Holders of Debentures as their names and addresses appear in the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and
     (b) of this SECTION 7.04 as may be required by rules and regulations prescribed from time to time by the Commission.


                                  ARTICLE VIII

                 CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER


SECTION 8.01.  Company May Consolidate, etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless

          (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and all applicable provisions of Article XIV shall be complied with by such corporation or Person, as the case may be;

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this
     Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.


SECTION 8.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with SECTION 8.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; provided, however, that no such conveyance or transfer shall have the effect of releasing the Person named as the "Company" in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner prescribed in this Article VIII from its liability as obligor and maker on any of the Debentures.


                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES


SECTION 9.01.  Supplemental Indentures Without Consent of Debenture holders.

     Without the consent of the Holders of any Debentures, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debentures contained; or

          (b) to add to the covenants of the Company, for the benefit of the Holders of the Debentures, or to surrender any right or power herein conferred upon the Company; or

          (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such other provisions shall not adversely affect the interests of the Holders of the Debentures; or

          (d) to secure payment of the Debentures equally and ratably with certain other liens as and to the extent required by this Indenture; or

          (e) to make provision with respect to the conversion rights of Holders of Debentures pursuant to SECTION 14.06 hereof.


SECTION 9.02.  Supplemental In dentures With Consent of Debentureholders.

     With the consent of the Holders of not less than 66%% in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Debentures under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby:

          (a) change the Stated Maturity of the principal of, or any instalment of interest on, any Debenture, or reduce the principal amount thereof or the interest there on or any premium payable upon the redemption thereof, or change the coin or currency in which any Debenture or the interest there on is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or increase the principal amount of Debentures to be redeemed by any Sinking Fund Payment (as defined in SECTION 11.01(b)); or

          (b) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (c) modify any of the provisions of this SECTION 9.02 or SECTION 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture affected thereby; or

          (d) adversely affect the right to convert the Debentures as provided in Article XIV hereof.

     It shall not be necessary for any Act of Debentureholders under this
SECTION 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 9.03. Execution of Supplemental In dentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture the Trustee shall be entitled to receive, and (subject to SECTION 6.01) shall be fully protected in relying upon an Officers' Certificate and Opinion of Counsel as to compliance with conditions precedent and stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 9.04. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 9.05. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect.

SECTION 9.06. Reference in Debentures to Supplemental Indentures.

     Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

SECTION 9.07. Modification of Subordination Provisions.

     No supplemental indenture shall directly or indirectly modify any provision of this Indenture so as to affect adversely the nature, manner or extent of the subordination of the Debentures provided for in Article XIII hereof without the written consent of the holders of all Senior Indebtedness then outstanding.


                                   ARTICLE X

                                   COVENANTS


SECTION 10.01. Payment of Principal, Premium and Interest.

     The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

SECTION 10.02. Maintenance of Office or Agency.


     The Company will maintain one or more offices or agencies in each Place of Payment where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or for exchange or for conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company hereby initially designates the principal corporate trust office of Manufacturers Hanover Trust Company of New York and the principal corporate trust office of the Trustee as its agencies in the Borough of Manhattan, The City of New York and in Dallas, Texas, respectively, and
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                                       68

Manufacturers Hanover Trust Company of New York and the Trustee are hereby appointed as the Company's agents at such offices, for such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.

     If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.


SECTION 10.03. Money for Debenture Payments to be Held iv Trust.


     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on, and Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this

SECTION 10.03, that such Paying Agent will

          (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
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                                       69

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.


     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.


SECTION 10.04. Statement as to Compliance.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year (which on the date hereof ends on October 31, or any
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                                       70

other date designated by the Company as the end of a fiscal year of the Company), commencing following the end of fiscal year 1986 of the Company, a written statement signed by the Chairman of the Board, the President, a Senior Vice President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or an Assistant Controller of the Company, stating, as to each signer thereof, that

          (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision and

          (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, and no Event of Default exists or, if there has been a failure in the fulfillment of any such obligation or an Event of Default exists, specifying each such failure or existing Event of Default known to him and the nature and status thereof.


                                   ARTICLE XI

                     REDEMPTION OF DEBENTURES; SINKING FUND


SECTION 11.01. Right of Redemption; Sinking Fund.

     (a) Subject to the provisions of Article XIII hereof, the Company may, at its option, redeem all, or from time to time any part, of the Debentures on any date prior to Maturity by payment of the applicable Redemption Price set forth in the form of Debenture contained in SECTION 2.02 hereof, together with accrued interest to the Redemption Date; provided, however, that the Company may not redeem any of the Debentures prior to April 22, 1989 unless, for a period of 20 successive Business days ending within five days of the date of notice of redemption, the Current Market Price for the Common Stock has exceeded 150% of the then effective conversion price of the Debentures.

     (b) The Company covenants to pay to the Trustee or any Paying Agent, for application on April 15 in each year commencing with the year 1996 to and including the year 2010 (hereinafter called a "Sinking Fund Payment Date"), as and for a mandatory Sinking Kind for the redemption of Debentures, a sum (hereinafter called the "Sinking Fund Payment") in cash sufficient in each instance to redeem, at 100% of the principal amount thereof, together with accrued interest to the Redemption Date (said percentage of principal amount being hereinafter called the "Sinking Fund Redemption Price") Debentures in the principal amount of $2,250,000 (or such lesser amount equal to the total principal amount of Debentures then Outstanding); provided, however, that the obligation of the Company to make any Sinking Fund Payment in cash may, at the option of the Company, and as specified by it in an Officers' Certificate delivered to the Trustee on or before the February 15 next preceding any such April 15, be reduced and satisfied to the extent of the aggregate principal amount of (i) any Debentures delivered to the Trustee by the Company for cancellation prior to such February 15, (ii) any Debentures redeemed prior to such February 15 otherwise than through the operation of the Sinking Fund, and (iii) any Debentures converted into Common Stock pursuant to Article XIV here of and delivered to the Trustee for cancellation prior to such February 15 and in each case under clauses (i), (ii) and (iii) not theretofore made the basis for the reduction of a Sinking Fund Payment, and each such Officers' Certificate shall contain a statement that such Debentures have not theretofore been made the basis for the reduction of a Sinking Fund Payment.

     (c) As soon as practicable after February 15, in each year commencing with 1996, the Trustee shall take the action herein specified to call for redemption on the next succeeding April 15, at the Sinking Fund Redemption Price, together with accrued interest to the Redemption Date, an amount of Debentures sufficient to exhaust, as nearly as practicable, the sums then held by it in the Sinking Fund or to be paid to it prior to such April 15 for the Sinking Fund pursuant to
SECTION 11.01 (b); provided, however, that if such sums aggregate less than $225,000, such action shall not be taken unless the Company shall so request the Trustee in writing. The Company hereby irrevocably authorizes the Trustee to give notice in the name of the Company of the redemption of such Debentures, in the manner and with the effect specified in this Article XI, and stating in such notice that such redemption is for the Sinking Fund.

     (d) The Company's obligation to make a Sinking Fund Payment shall automatically be reduced by an amount equal to the Sinking Fund Redemption Price allocable to any Debentures or portions thereof called for redemption pursuant to SECTION 11.01 (c) on any April 15 and converted into Common Stock pursuant to
Article XIV hereof; provided, that if the Trustee is not the conversion agent for the Debentures, the Company or such conversion agent shall give the Trustee written notice prior to the Redemption Date of the principal amount of Debentures or portions thereof so converted.


SECTION 11.02. Applicability of Article.

     Redemption of Debentures at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article XI.


SECTION 11.03. Election to Redeem; Notice to Trustee.

     In case of any redemption at the election of the Company of less than all the Debentures, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed.


SECTION 11.04. Selection by Trustee of Debentures to be Redeemed.

     If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Debentures of a denomination larger than $1,000. The portions of the principal of Debentures so selected for partial redemption shall be equal to $1,000 or an integral multiple thereof. If any Debenture selected for partial redemption is converted in part before the termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed to be the portion selected for redemption.

     The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal of such Debenture which has been or is to be redeemed.


SECTION 11.05. Notice of Redemption.


     Notice of redemption shall be mailed or delivered, with postage or delivery charges prepaid, not less than 20 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his address appearing in the Debenture Register.

     All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Debentures to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture, and that interest thereon shall cease to accrue from and after said date,

          (5) the place where such Debentures are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in each Place of Payment,

          (6) if such be the case, that such Debentures are to be redeemed through operation of the Sinking Fund, and

          (7) the current conversion price or conversion rate of such Debentures, the place or places where such Debentures may be surrendered for conversion, that Holders who wish to convert must comply with the eleventh paragraph on the reverse of the Debentures and the time at which the right to convert such Debentures will terminate in accordance with this Indenture.

     Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company.

SECTION 11.06. Deposit of Redemption Price.

     Prior to any Redemption Date or Sinking Fund Payment Date, as the case may be, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in SECTION 10.03) an amount of money in immediately available funds sufficient to pay the Redemption Price, together with accrued interest to the Redemption Date or Sinking Fund Payment Date, as the case may be, of all the Debentures which are to be redeemed on that date.


SECTION 11.07. Debentures Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with accrued interest thereon to the Redemption Date and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Debentures shall cease to bear interest. Upon surrender of such Debentures for redemption in accordance with said notice, such Debentures shall be paid by the Company at the Redemption Price, together with accrued interest thereon to the Redemption Date. Installments of interest on any Debenture called for redemption, the Stated Maturity of which installments is on or prior to the Redemption Date, shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Debentures registered as such on the relevant Regular Record Dates according to their terms and the provisions of
SECTION 3.07.

     If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debentures.


SECTION 11.08. Debentures Redeemed in Part.

     Any Debenture which is to be redeemed only in part shall be surrendered at a Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.


                                  ARTICLE XII

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                            OFFICERS AND DIRECTORS


SECTION 12.01. Exemption from Individual Liability.

     No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom. Any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debentures.

                                  ARTICLE XIII

                          SUBORDINATION OF DEBENTURES


SECTION 13.01. Agreement of Subordination.

     The Company covenants and agrees, and each holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Debentures and the payment of the principal thereof and premium, if any, and interest thereon shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness. The provisions of this Article XIII are made for the benefit of the holders of Senior Indebtedness, and such holders shall, at any time, be entitled to enforce such provisions against the Company or any Debentureholder.


SECTION 13.02. Priority of Senior Indebtedness on Distribution.

     (a) In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relative to the Company or its creditors or its property, (ii) any proceeding for voluntary liquidation, dissolution or other winding up of the Company whether or not involving insolvency or bankruptcy proceedings, and (iii) any assignment for the benefit of creditors or any other marshalling of the assets of the Company, then, and in any such event, all Senior Indebtedness (including interest accruing on such Senior Indebtedness after the date of filing of a petition or other action commencing any such proceeding) shall first be paid in full before any payment or distribution of any character, whether in cash, securities or other property (other than shares of stock of the Company, as reorganized or readjusted, or securities of the corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of the Senior Indebtedness), shall be made on account of the Debentures; and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise, but for the provisions of this SECTION 13.02, be payable or deliverable in respect of the Debentures shall be paid or delivered directly to the holders of Senior Indebtedness (or their duly authorized representatives or the trustee or trustees under any indenture pursuant to which any Senior Indebtedness is outstanding), in the proportions in which they hold the same, until all Senior Indebtedness shall have been paid in full. In case, despite the foregoing provisions, any payment or distribution shall, in any such event, be paid or delivered to any Holder of the Debentures or to the Trustee for their benefit before all Senior Indebtedness shall have been paid in full, such payment or distribution shall be held in trust for and so paid and delivered to the holders of Senior Indebtedness (or their duly authorized representatives or the trustee or trustees under any indenture pursuant to which any Senior Indebtedness is outstanding), in the proportions in which they hold the same, until all Senior Indebtedness shall have been paid in full.

     (b) The Company shall give prompt written notice to the Trustee of any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, assignment, marshalling of assets or similar proceeding of the Company within the meaning of this SECTION 13.02. Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee, subject to the provisions of Article VI (as between itself and the Debentureholders), any Paying Agent and the holders of the Debentures shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution, delivered to the Trustee or to the holders of Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed there on and all other facts pertinent thereto or to this Article XIII.

     (c) In the event that the Trustee determines that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
SECTION 13.02, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this SECTION 13.02, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 13.03. Subrogation of the Debentures.

     Subject to the payment in full of all Senior Indebtedness, the Holders of the Debentures shall be subrogated equally and ratably with the holders of all other subordinated indebtedness of the Company that by its terms or by the terms of this Indenture ranks on a parity with the Debentures and is entitled to like rights of subrogation (such subordinated indebtedness being hereinafter in this SECTION 13.03 referred to as ap~~~ passu indebtedness") to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on Senior Indebtedness until the principal of and premium, if any, and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or a pari passu indebtedness, or the Trustee or the trustee with respect to any pari passu indebtedness, would be entitled except for the provisions of this Article XIII, and no payment over pursuant to the provisions of this Article XIII to the holders of Senior Indebtedness by the Holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of Debentures or of pari passu indebtedness, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this
Article XIII are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, the holders of other pari passu indebtedness and the holders of Senior Indebtedness.


SECTION 13.04. No Impairment of Obligation to Pay.

     Nothing contained in this Article XIII or elsewhere in this Indenture, or in the Debentures, is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Debentures and other creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon exercise of any such remedy.


SECTION 13.05.  No Payments During Defaults on Senior Indebtedness.

     In the event and during the continuation of any default or event of default in respect of any Senior Indebtedness or under any agreement under which any Senior Indebtedness was issued continuing beyond the period of grace, if any, specified in such agreement, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company and, except as provided in SECTION 13.09, no application of funds shall be made by the Trustee or any Paying Agent with respect to the principal of (or premium, if any) or interest on the Debentures or as a Sinking Fund for the Debentures except that the Company's obligation to make Sinking Kind Payments may be reduced in accordance with the provisions of clauses (i), (ii), and (iii) of paragraph (b) of SECTION 11.01. Nothing in this SECTION 13.05 shall prevent the Company from making, or the Trustee or any Paying Agent from receiving or applying, any payment in connection with the redemption of Debentures if notice of such redemption has been mailed pursuant to Article kl hereof prior to the happening of such default with respect to any Senior Indebtedness.


SECTION 13.06. Right of Company to Make Payments at Any Time.

     Nothing contained in this Article XIII or elsewhere in this Indenture, or in any of the Debentures, shall prevent the Company from making payment of principal of (or premium, if any) or interest on the Debentures or as a Sinking Kind for the Debentures at any time except under the conditions described in
SECTION 13.02 or SECTION 13.05. Except in the circumstances described in the preceding sentence, nothing contained in this Article XIII or elsewhere in this Indenture, or in any of the Debentures, shall prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder for the purpose of the payment of or on account of the principal of (or premium, if any) or interest on the Debentures or as a Sinking
Kind for the Debentures and, in any case, the

Trustee or any Paying Agent may make any such application unless and until the Trustee or such Paying Agent, respectively, shall have received the notice provided for in SECTION 13.09 at the time specified therein.


SECTION 13.07. Certain Holders of Senior Indebtedness.

     The Trustee, any paying or conversion agent, or Debenture Registrar may be holders of Senior Indebtedness and shall be entitled to all the rights set forth in this Article XIII in respect of any Senior Indebtedness at any time held by it, to the same extent as any holder of Senior Indebtedness, and nothing in
SECTION 6.13 or elsewhere in this Indenture shall deprive the Trustee, any Paying Agent, Debenture Registrar or conversion agent of any of its rights as such holder. Nothing in this Article XIII shall apply to claims of or payments to the Trustee under or pursuant to SECTION 6.07.


SECTION 13.08. Trustee to Effectuate Subordination.

     Each holder of Debentures by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate, as between Holders of the Debentures and holders of Senior Indebtedness, the subordination as provided in this Article XIII and appoints the Trustee his attorney-in-fact for any and all such purposes.


SECTION 13.09. Trustee Not Charged With Knowledge of Prohibition.

     Notwithstanding any of the provisions of this Article XIII or any other provision of this Indenture, neither the Trustee nor any Paying Agent shall at any time be charged with knowledge of any default or event of default with respect to any Senior Indebtedness as specified in SECTION 13.02 or SECTION
13.05 or the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any Paying Agent, respectively, unless and until the Trustee or such Paying Agent, respectively, shall have received written notice thereof signed by an officer of the Company or by a holder of Senior Indebtedness who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder, or by the trustee under any indenture pursuant to which Senior Indebtedness shall be outstanding; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of SECTION 6.01 (as between itself and the Debentureholders), or such Paying Agent, respectively, shall be entitled in all respects to assume that no such default or event of default has occurred and that no such facts exist; provided that if the Trustee or any Paying Agent shall not have received with respect to such moneys the notice provided for in this SECTION 13.09 at least ten days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal of or premium, if any, or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee or such Paying Agent, respectively, shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; and provided that, if prior to the date of the mailing of the notice of redemption of any Debentures pursuant to Article XI, the Trustee or any Paying Agent shall not have received such notice with respect to any moneys which may become payable in connection with the redemption of such Debentures, then, anything herein contained to the contrary notwithstanding, the Trustee or such Paying Agent, respectively, shall have full power and authority to receive any moneys which may be paid to it for such purpose and to apply the same to the redemption of such Debentures, and shall not be affected by any notice to the contrary which may be received by it on or after such date of mailing.


SECTION 13.10. Noncompliance Not to Affect Subordination.

     (a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of Senior Indebtedness, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder of Senior Indebtedness may have or be otherwise charged with.

     (b) Without limiting the generality of paragraph (a) of this SECTION 13.10, the holders of Senior Indebtedness may, without affecting in any manner the subordination of the payment of the principal of and premium, if any, and interest on the Debentures, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or release any person liable for the payment of the Senior Indebtedness or any security therefor, or amend or supplement any instrument pursuant to which any Senior Indebtedness is issued, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default or event of default thereunder, all without notice to or assent from the Holders of the Debentures or the Trustee.


SECTION 13.11. No Fiduciary Duty of Trustee to Holders of Senior
               Indebtedness.

     The Trustee shall not have any fiduciary duty to any holder of Senior Indebtedness, and shall not be liable to any such holder if it shall pay over or distribute to the Holders of the Debentures or to the Company or to any other person, moneys or assets to which any holder of Senior Indebtedness shall be entitled pursuant to this Article XIII or otherwise.


SECTION 13.12.  Parity With 11% Convertible Subordinated Debentures.

     The indebtedness evidenced by the Debentures issued hereunder shall not be "senior indebtedness" as such term is defined in the Indenture dated as of February 15, 1981 between the Company and First National Bank in Dallas, as Trustee, for which MBank Dallas, National Association, is the successor trustee, but shall rank on a parity with the debentures issued under such Indenture and shall be entitled to like rights of subrogation.


                                  ARTICLE XIV

                            CONVERSION OF DEBENTURES


SECTION 14.01. Conversion Privilege.
     Subject to and upon compliance with the provisions of this Article XIV, the Holder of any Debenture shall have the right, at his option, at any time prior to the close of business on April 15, 2011 (or if such day is not a Business day, on the immediately preceding Business day), or in case such Debenture or portion thereof is called for redemption, then, in respect of such Debenture or portion thereof called for redemption, until and including but not later than the close of business on the third Business day immediately preceding the Redemption Date (unless the Company shall default in the payment of the Redemption Price thereof, in which case at any time prior to the close of business on the date of actual redemption), to convert the principal amount of such Debenture, or any portion of such principal amount (which shall be $1,000 or an integral multiple thereof), into fully paid and nonassessable shares of Common Stock (as such Common Stock shall then be constituted) at the Conversion Price in effect at the Date of Conversion (as defined in SECTION 14.02).


SECTION 14.02. Manner of Exercise of Conversion Privilege

     In order to exercise the conversion privilege set forth in SECTION 14.01, the Holder of any Debenture to be converted in whole or in part shall surrender such Debenture to the Company during usual business hours at any of its offices or agencies maintained for the purpose as provided in SECTION 10.02, and at the time of such surrender shall give written notice, in substantially the form set forth on the reverse of such Debenture, to the Company at such office or agency that the Bolder elects to convert such Debenture or the portion thereof specified in such notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be deliverable upon such conversion shall be registered. If any Debenture, or part thereof, is surrendered for conversion at any time after the Regular Record Date with respect to an Interest Payment Date and before such Interest Payment Date, then such Debenture, or part thereof surrendered for conversion, shall be accompanied by cash in an amount equal to the interest that would have accrued on such Debenture, or part thereof surrendered for conversion, from the Date of Conversion (as defined in this SECTION 14.02) to such Interest Payment Date at the rate of 714% per annum; provided, however, that no such payment need be made if there shall exist at the Date of Conversion a default in the payment of interest on the Debenture. The funds so delivered shall be paid to the Company on or after such Interest Payment Date unless the Company shall default in the payment of interest due on such Interest Payment Date, in which event such funds shall be repaid to the Holder delivering the same. As promptly as practicable after the receipt of such notice and the surrender of such Debenture as aforesaid, the Company shall, subject to the provisions of SECTION 14.08, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock deliverable on such conversion of such Debenture or portion thereof in accordance with the provisions of this Article XIV and cash, as provided in SECTION 14.03, in respect of any fraction of a share of Common Stock otherwise deliverable upon such conversion. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall, subject to the provisions of SECTION 14.08, execute and register and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debenture so surrendered, without charge to such Holder, except as provided in SECTION 14.08, a new Debenture or Debentures of authorized denominations in an aggregate principal amount equal to the unconverted portion of the Debentures so surrendered. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such notice shall have been received by the Company and such Debenture shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, but such conversion shall nevertheless be at the Conversion Price in effect at the close of business, and such Debenture shall cease to bear interest, on the Date of Conversion. Subject to the aforesaid requirement for a payment in the event of a conversion after a Regular Record Date and before the related Interest Payment Date, no payment or adjustment shall be made upon conversion on account of any interest accrued on any Debenture converted or for dividends or distributions on any shares of Common Stock delivered upon conversion of any Debenture.


SECTION 14.03. Fractional Shares.

     No fractions of shares of Common Stock or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this SECTION 14.03, be deliverable on the conversion of any Debenture or Debentures (or specified portions thereof), the Company shall make payment in lieu thereof in an amount of cash equal to the value of such fraction computed on the basis of the Current Market Price of the Common Stock on the last Business day prior to the Date of Conversion.

SECTION 14.04. Conversion Price.

     The initial Conversion Price per share of Common Stock deliverable upon conversion of the Debentures shall be as specified in the form of Debenture hereinabove recited.

SECTION 14.05. Adjustment of Conversion Price.

     The conversion price (herein called the "Conversion Price") shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of any class of capital stock of the Company, (2) make a distribution in shares of Common Stock to holders of any class of capital stock of the Company, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Debentures been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subsection (d) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock so outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall become effective immediately after such record date.

     (c) In case the Company shall distribute to substantially all holders of Common Stock shares of any class of stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe to securities (other than those referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subsection (d) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this
SECTION 14.05, make proper provision so that each holder of a Debenture who converts such Debenture (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Debenture so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

     (d) For the purpose of any computation under subsections (b) and (c) above, the current market price of the Common Stock on any date shall be deemed to be the average of the Current Market Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question.

     (e) In any case in which this SECTION 14.05 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Debenture converted after such record date and before such adjustment shall have become effective (i) defer paying any cash payment pursuant to SECTION 14.03 or delivering to the Holder of such Debenture the number of shares of Common Stock and other capital stock of the Company deliverable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company deliverable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five business days after such adjustment shall have become effective, pay to the Holder of such Debenture the appropriate cash payment pursuant to SECTION 14.03 and issue to such Holder the additional shares of Common Stock and other capital stock of the Company deliverable on such conversion.

     (f) No adjustment in the Conversion Price shall be required unless such adjustment would result in an increase or decrease of at least 1% thereof, provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIV shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Except as provided in subsections (a) and (b) above, the Conversion Price shall not be adjusted for the issuance of Common Stock at less than either the Current Market Price or the current Conversion Price, whether upon exercise of present or future options, the conversion of present or future convertible securities, or otherwise. Anything in this SECTION 14.05 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required under this SECTION 14.05, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to the holders of Common Stock shall not be taxable.

     (g) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each office or agency maintained for the purpose of conversion of Debentures as provided in SECTION
10.02 an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed to the Holders of the Debentures at their last addresses as they shall appear on the Debenture Register a notice of such adjustment.

SECTION 14.06.  Effect of Reclassifications, Consolidations, Mergers or Sales on
               Conversion Privilege.

     If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then outstanding shall have the right to convert such Debenture into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Article XIV. The foregoing, however, shall not in anyway affect the right a holder of a Debenture may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of SECTION 14.05, to receive Rights upon conversion of a Debenture. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this SECTION 14.06 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Debentures upon the conversion of their Debentures after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.


SECTION 14.07. Notice of Certain Events.

     In case:

          (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock otherwise than in cash; or

          (b) the Company shall authorize the granting to the holders of substantially all the Common Stock of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

          (c) the Company shall authorize any reclassification or change of Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

          (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, the Company shall cause to be filed with the Trustee and at each office or agency maintained for the purpose of conversion of the Debentures as provided in
SECTION 10.02, and shall cause to be mailed to the Holders of the

Debentures at their last addresses as they appear on the Debenture Register, at least 20 days before the date hereinafter in this SECTION 14.07 specified (or the earlier of the dates hereinafter in this SECTION 14.07 specified, in the event that more than one date is specified), a notice stating the date on which
(1) a record is expected to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be taken, the date as of which the holders of Common Stock of record are to be entitled to such dividend, distribution or rights are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up. Failure to send such notice or any defect in it shall not affect the validity of such transaction.


SECTION 14.08. Taxes on Conversions.

     The issue of stock certificates on conversions of the Debentures and of new Debentures on partial conversions of the Debentures shall be made without charge to the converting Debentureholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of Common Stock or any new Debenture in any name other than that of the Holders of any Debenture converted, and the Company shall not be required to so issue or deliver any stock certificate or new Debenture unless and until the Person or Persons requesting the registration of transfer shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


SECTION 14.09. Company to Reserve Common Stock.

     The Company shall reserve, free from preemptive rights, out if its authorized but unissued or treasury shares of Common Stock, sufficient shares of Common Stock to provide for the conversion of all the Debentures as such Debentures are from time to time presented for conversion.

     The Company covenants that it will in good faith and as expeditiously as possible secure registration with or approval of any governmental authority under any Federal or state law regulating offer or delivery of shares of Common Stock upon conversion of the Debentures and to list such shares with or upon any stock exchange on which the Common Stock is listed as of the Date of Conversion.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

     The Company covenants that all shares of Common Stock which may be delivered upon conversion of the Debentures will be validly issued, fully paid and nonassessable by the Company and free from all taxes, liens, security interests and charges with respect to the issuance thereof.


SECTION 14.10. Disclaimer of Responsibility for Certain Matters.

     Neither the Trustee nor any conversion agent (other than the Company) shall at any time be under any duty or responsibility to any Holder of a Debenture to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in
SECTION 14.05(g), or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent (other than the Company) shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any conversion agent (other than the Company) makes any representation with respect thereto. Neither the Trustee nor any conversion agent (other than the Company) shall be responsible for any failure of the Company to make any cash payment or to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article XIV.


SECTION 14.11.  Return of Money Deposited for Converted Debentures.

          Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of (premium, if any) and interest on, any Debentures and which shall not be required for such purposes because of the conversion of such Debentures, as provided in this Article XIV, shall after such conversion be repaid to the Company by the Trustee or such other payIng agent.


SECTION 14.12. Cancellation of Converted Debentures.

     All Debentures delivered to the Company or any conversion agent upon conversion pursuant to this Article XIV, shall be delivered to the Trustee for cancellation.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                RECOGNITION EQUIPMENT INCORPORATED

[CORPORATE SEAL]

                                By /s/ WILLIAM G. MOORE, JR.
                                  William G. Moore, Jr., President

Attest:

     /s/ THOMAS A. LOOSE
     Thomas A. Loose, Secretary

                                MBANK DALLAS, NATIONAL ASSOCIATION,
                                                        as Trustee

[CORPORATE SEAL]

                                By /s/ D. T. OBERGFELL
                                  D. T. Obergfell, Vice President

Attest:

     /s/ ROBERT PATTERSON
     Robert Patterson, Trust Officer

STATE OF TEXAS    )
                  ) ss.:
COUNTY OF DALLAS  )


     Before me, the undersigned authority, on this day personally appeared William G. Moore, Jr. and Thomas A. Loose, President and Secretary, respectively, of Recognition Equipment Incorporated, a corporation, known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same as the act of said corporation for the purposes and consideration therein expressed and in the capacities therein stated.

     Given under my hand and seal of office this 3rd day of April, 1986.



[SEAL]                          /s/  CAROL S. LYON
                                Notary Public in and for
                                The State of Texas

My Commission Expires:


     June 29, 1989

STATE OF TEXAS    )
                  ) ss.:
COUNTY OF DALLAS  )


     Before me, the undersigned authority, on this day personally appeared D. T. Obergfell and Robert Patterson, Vice President and Trust Officer, respectively, of MBank Dallas, National Association, a national banking association, known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same as the act of said national banking association for the purposes and consideration therein expressed and in the capacities therein stated.

     Given under my hand and seal of office this 3rd day of April, 1986.



[SEAL]

                                /s/ ELIZABETH T. SELVEY
                                Notary Public in and for
                                The State of Texas

My Commission Expires:


     November 28, 1988

                          FIRST SUPPLEMENTAL INDENTURE

     This First Supplemental indenture, dated as of November l, 1987 (the "Supplemental indenture") is entered into by and among Recognition Equipment incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Company"), MBank Dallas, National Banking Association (the "Resigning Trustee"), and MTrust Corp, a Texas trust company (the "Successor Trustee") in order to supplement and amend that certain Indenture dated April 3, 1986, among the Issuer and the Resigning Trustee, as amended to date (the "Indenture"). Terms used herein which are not separately defined are used as defined in the Indenture.

     WHEREAS, the Resigning Trustee hereby indicates its desire to resign as Trustee and to have its affiliate, the Successor Trustee, succeed it in such capacity, and the Company is willing to accept the resignation of the Resigning Trustee and to appoint the Successor Trustee in its place pursuant to the terms of this Supplemental Indenture;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto, for themselves and the benefit of the holders of the Debentures without, preference, priority or distinction among them, agree as follows:

     1.   Resignation and Appointment of Successor Trustee, Paying Agent and
          ------------------------------------------------------------------
Registrar.  The Resigning Trustee hereby confirms its resignation as Trustee,
---------
Paying Agent and Registrar under the Indenture, as of the effective date of this Supplemental Indenture and the effectiveness of the appointment of the Successor Trustee as the Successor Trustee, Paying Agent and Registrar under the Indenture. The Company hereby appoints and designates the Successor Trustee as the Successor Trustee, Paying Agent and Registrar under the Indenture as of the effective date of this Supplemental Indenture.

     2.   Amendments to Permit Successor Trustee to Serve.  If to the extent
          -----------------------------------------------
required under the Indenture in order to permit the Successor Trustee to serve and qualify as the Trustee, the Indenture is hereby amended as follows:

          (a) Notwithstanding any provision in the Indenture to the contrary, the types of organizations permitted to serve as Trustee under the Indenture shall be expanded to include any corporation incorporated under Chapter 388, Acts of the 55th Legislature, Regular Session, 1957 (Article 1513a, Vernon's Texas Civil Statutes), as amended; and

          (b) Notwithstanding any provision in the Indenture to the contrary, provided that the Trustee satisfies the minimum capitalization requirements set forth in SECTION 310(a)(2) of the Trust indenture Act, the separate eligibility requirements set forth herein with respect to the capital and surplus of the Trustee shall be deemed to have been satisfied if the parent corporation of the affiliated group of corporations (as defined by SECTION 1504 of the Internal Revenue Code of 1986) of which the Trustee is a member has filed an undertaking, pursuant to the Texas Substitute Fiduciary Act of May 25, 1987, CH. 207, 1987 Texas Laws, with the Banking Commissioner of the State of Texas evidencing its irrevocable undertaking to be fully responsible for the acts and omissions of the Trustee, and such parent company and its subsidiaries satisfy such capital and surplus requirements on a consolidated basis.

          (c) Notwithstanding any provision in the Indenture to the contrary, the Trustee shall not be required to maintain any office within any designated city within the State of Texas so long as the Trustee maintains at least one office within such state.

     3.   Further Assurances.  Upon request of any party to this Supplemental
          ------------------
indenture, the other parties to this Supplemental Indenture shall execute and deliver such further instruments and do such further acts as may reasonably be necessary or advisable to more effectually carry out the purposes of this Supplemental indenture.

     4.   Notices.  If required by the Indenture, notices of this Supplemental
          --------
Indenture, and the appointment of the Successor Trustee shall be delivered to the holders of the Debentures.

     5.   Continuation.  Except  as  supplemented  hereby,  the Indenture
          -------------
remains in full force and effect in accordance with its terms.

     6.   Counterparts.  This Supplemental Indenture may be executed in one or
          ------------
more counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Supplemental Indenture to be effective as of November 1, 1987.

[ SEAL ]                      Recognition Equipment Incorporated


Attest:


/s/ Thomas A. Loose           By:  /s/ George A. O'Brien
___________________           Name:  George A. O'Brien
                                   -------------------
                              Title:  Vice President & Chief
                                      ----------------------
                                         Financial Officer
                              MBANK DALLAS, N.A.

     [ SEAL ]

Attest:



/s/                           By:  /s/ Virginia Allan
____________________          Name: Virginia Allan
                              Title: Trust Officer


                              MTRUST CORP
     [ SEAL ]


Attest:



/s/ Reanne Barber             By:  /s/ Robert L. Peterson
____________________          Name:  Robert L. Peterson
                              Title:  Assistant Vice President

STATE OF TEXAS    (S)
                  (S)
COUNTY OF DALLAS  (S)



     Before me, the undersigned authority, on this day personally appeared George A. O'Brien , Vice President and CFO of Recognition Equipment Incorporated
------------------  ----------------------    ----------------------------------
, who being by me first duly sworn declared that he/she is the person who signed the foregoing document, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     Given under my hand and seal of office on this the 12th day of December, 1987.

                         /s/ Helen Ray Stephens
                         -----------------------------
                         Notary Public, State of Texas

My Commission Expires:   NOTARY PUBLIC   HELEN RAY STEPHENS
                         STATE OF TEXAS  Notary Public State of Texas
     12-4-88                             My Commission Expires
______________________

STATE OF TEXAS    (S)
                  (S)
COUNTY OF DALLAS  (S)



     Before me, the undersigned authority, on this day personally appeared Virginia Allan, a Trust Officer of MBank Dallas, N.A., who being by me first duly sworn declared that he/she is the person who signed the foregoing document, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     Given under my hand and seal of office on this the 30th day of October, 1987.


                         /s/ Teresa M. Holmes
                         -----------------------------
                         Notary Public, State of Texas

My Commission Expires:   NOTARY PUBLIC   TERESA M. HOLMES
                         STATE OF TEXAS  Notary Public State of Texas
______________________                   My Commission Expires 1/8/91

STATE OF TEXAS    (S)
                  (S)
COUNTY OF DALLAS  (S)



     Before me, the undersigned authority, on this day personally appeared Robert L. Patterson, an Assistant Vice President of MTrust Corp, who being by me first duly sworn declared that he is the person who signed the foregoing document, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     Given under my hand and seal of office on this the 30 day of October, 1987.

                         /s/ Teresa M. Holmes
                         -----------------------------
                         Notary Public, State of Texas


My Commission Expires:   NOTARY PUBLIC   TERESA M. HOLMES
                         STATE SEAL      Notary Public State of Texas
_____________________                    My Commission Expires 1/8/91